UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2008

PROGRESSIVE GAMING INTERNATIONAL

CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01 Other Events

On September 2, 2008 the Company issued a press release announcing stating that the Company intends to effect a one-for-eight reverse split of the authorized, issued and outstanding shares of the Company’s common stock after the close of trading on September 15, 2008. Following the effectiveness of the reverse stock split the Company expects to have approximately 10.8 million shares issued and outstanding, and approximately 12.5 million shares authorized.

As previously announced in 2002, the Company’s Board of Directors has authorized the Company to purchase up to $2.0 million worth of the Company’s common stock (the “Authorization”). Since August 18, 2008, it has repurchased 139,300 shares of its common stock for total consideration of approximately $100,000 in open market transactions. In view of the recent market performance of its common stock, the Company may resume purchases under the Authorization, in an aggregate amount up to approximately the $1.4 million remaining under the Authorization. Purchases maybe made from time to time, as and when permissible under applicable securities law, in the open market at prevailing market prices, through 10b-5-1 programs or in privately negotiated transactions. The timing and actual number of shares to be purchased will depend on market conditions and other factors. Purchases may be discontinued at any time.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statement

This release contains forward-looking statements, including statements regarding Company’s plans to effect a reverse stock split, maintaining compliance with various regulatory bodies and the repurchase of Company’s stock. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the anticipated reverse stock split may not occur when anticipated, or at all, the risk that Company may not maintain compliance with Nasdaq listing requirements, Company’s ability to meet its capital requirements, the denial, suspension or revocation of privileged operating licenses by governmental and regulatory authorities, competitive pressures and general economic conditions as well as Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. Company cautions readers not to place undue reliance on any forward-looking statements. Company does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statements to reflect new circumstances or anticipated or unanticipated events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

Date: September 3, 2008	By:	/s/ Heather A. Rollo
Heather A. Rollo
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated September 2, 2008